Exhibit 5.1

910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BRUSSELS DALLAS DUBAI HOUSTON LONDON	NEW YORK PALO ALTO RIYADH SAN FRANCISCO SINGAPORE WASHINGTON

   , 2024

HMH Holding Inc.

3300 North Sam Houston Parkway East

Houston, Texas 77032

Ladies and Gentlemen:

We have acted as counsel for HMH Holding Inc., a Delaware corporation (“HMH Inc.”), in connection with the proposed offer and sale (the “Offering”) by HMH Inc. of up to      shares of its Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), including up to      shares of Class A Common Stock issuable upon exercise by the underwriters of an option to purchase additional shares of Class A Common Stock, pursuant to a prospectus (the “Prospectus”) forming a part of a registration statement on Form S-1 (File No. 333-281497) (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) on August 12, 2024 under the Securities Act of 1933, as amended (the “Securities Act”), as described in the Registration Statement. At your request, this opinion letter is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

The term “Class A Common Stock” shall include any additional shares of Class A common stock of the Company registered pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement.

In our capacity as your counsel in the connection referred to above and as a basis for the opinion hereinafter expressed, we have examined (i) the form of underwriting agreement filed as an exhibit to the Registration Statement, (ii) the form of Amended and Restated Certificate of Incorporation of HMH Inc., filed as an exhibit to the Registration Statement, (iii) the form of Amended and Restated Bylaws of HMH Inc., filed as an exhibit to the Registration Statement, (iv) originals, or copies certified or otherwise identified, of the corporate records of HMH Inc., (v) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of HMH Inc., (vi) the Registration Statement and the Prospectus and (vii) statutes and other instruments and documents as we have deemed necessary or advisable for the purpose of rendering the opinion hereinafter expressed.

In connection with the opinion hereinafter expressed, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of HMH Inc., in the forms filed as exhibits to the Registration Statement, will have become effective; (iii) all Class A Common Stock will be issued and sold in the manner stated in the Registration Statement and the Prospectus; (iv) the corporate reorganization (as defined in the Prospectus) will have been consummated in the manner described in the Registration Statement and the Prospectus; (v) a definitive underwriting agreement, in the form filed as an exhibit to the Registration Statement, with respect to the sale of shares of Class A Common Stock offered in the Offering will have been duly authorized and validly executed and delivered by HMH Inc. and the other parties thereto; and (vi) the certificates, if any, for the Class A Common Stock will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Class A Common Stock, or, if uncertificated, valid book-entry notations will have been made in the stock register of HMH Inc. in accordance with the provisions of the governing documents of HMH Inc.

In making our examination, we have assumed, with your consent and without independent investigation or verification, the legal capacity and competency of all natural persons, that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and complete, and all documents submitted to us as copies are true and correct copies of the originals of such documents. We have relied, with your consent and without independent investigation or verification, upon the certificates, statements or other representations of officers or other representatives of HMH Inc. and of governmental and public officials.

Based upon and subject to the foregoing, we are of the opinion that when such Class A Common Stock has been issued and delivered in accordance with the terms of a definitive underwriting agreement approved by the Board of Directors of HMH Inc. upon payment of the consideration therefor provided for therein, such Class A Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

The opinion set forth above is limited in all respects to matters of the General Corporation Law of the State of Delaware, and applicable reported judicial decisions, rules and regulations interpreting and implementing those laws, in each case, as in effect on the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,